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EXHIBIT K

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: December 13, 2016	By:	/s/ Gregory L. Segall
	Name:	Gregory L. Segall, as an individual and as
Attorney-in-Fact for:

VCM STAN-CPC HOLDINGS, LLC (1)
VERSA CAPITAL FUND I, L.P. (1)
VERSA FGP-I, LP (1)
VERSA UGP-I, LLC (1)
VERSA CAPITAL MANAGEMENT, LP (1)
VERSA FUND MANAGEMENT, LLC (1)
VERSA CAPITAL GROUP, LLC (1)

(1) A Power of Attorney authorizing Gregory L. Segall to act on behalf of this entity has been previously filed with the Securities and Exchange Commission.